Exhibit 99.1
Investor Contact:
Lauren Morris
513.579.9911 x11994
l.morris@medpace.com
FOR IMMEDIATE RELEASE
Media Contact:
Julie Hopkins
513.579.9911 x12627
j.hopkins@medpace.com
Medpace Holdings, Inc. Reports Third Quarter 2023 Results
•Revenue of $492.5 million in the third quarter of 2023 increased 28.3% from revenue of $383.7 million for the comparable prior-year period, representing a backlog conversion rate of 19.1%.
•Net new business awards were $611.5 million in the third quarter of 2023, representing an increase of 29.9% from net new business awards of $470.9 million for the comparable prior-year period, which resulted in a net book-to-bill ratio of 1.24x.
•Third quarter of 2023 GAAP net income was $70.6 million, or $2.22 per diluted share, versus GAAP net income of $66.0 million, or $2.05 per diluted share, for the comparable prior-year period. Net income margin was 14.3% and 17.2% for the third quarter of 2023 and 2022, respectively.
•EBITDA was $90.2 million for the third quarter of 2023, an increase of 1.0% from EBITDA of $89.3 million for the comparable prior-year period, resulting in an EBITDA margin of 18.3%.
CINCINNATI, OHIO, October 23, 2023-- Medpace Holdings, Inc. (Nasdaq: MEDP) (“Medpace”) today announced financial results for the third quarter ended September 30, 2023.
Third Quarter 2023 Financial Results
Revenue for the three months ended September 30, 2023 increased 28.3% to $492.5 million, compared to $383.7 million for the comparable prior-year period. On a constant currency basis, revenue for the third quarter of 2023 increased 27.6% compared to the third quarter of 2022.
Backlog as of September 30, 2023 increased 20.3% to $2,689.5 million from $2,236.2 million as of September 30, 2022. Net new business awards were $611.5 million, representing a net book-to-bill ratio of 1.24x for the third quarter of 2023, as compared to $470.9 million for the comparable prior-year period. The Company calculates the net book-to-bill ratio by dividing net new business awards by revenue.
For the third quarter of 2023, total direct costs were $359.3 million, compared to total direct costs of $264.7 million in the third quarter of 2022. Selling, general and administrative (SG&A) expenses were $41.4 million in the third quarter of 2023, compared to SG&A expenses of $35.4 million in the third quarter of 2022.
GAAP net income for the third quarter of 2023 was $70.6 million, or $2.22 per diluted share, versus GAAP net income of $66.0 million, or $2.05 per diluted share, for the third quarter of 2022. This resulted in a net income margin of 14.3% and 17.2% for the third quarter of 2023 and 2022, respectively.
EBITDA for the third quarter of 2023 increased 1.0% to $90.2 million, or 18.3% of revenue, compared to $89.3 million, or 23.3% of revenue, for the comparable prior-year period. On a constant currency basis, EBITDA for the third quarter of 2023 increased 2.7% from the third quarter of 2022.
A reconciliation of the Company’s non-GAAP financial measures, including EBITDA and EBITDA margin to the corresponding GAAP measures is provided below.

Year-to-Date 2023 Financial Results
Revenue for the nine months ended September 30, 2023 was $1,387.4 million, and increased 30.2% on a reported basis and 30.0% on a constant currency organic basis from the comparable prior-year period. Year-to-date 2023 GAAP net income was $204.5 million, or $6.42 per diluted share, compared to $176.7 million, or $5.18 per diluted share, for the comparable prior-year period. Year-to-date 2023 EBITDA was $266.7 million, or 19.2% of revenue, and increased 17.1% on a reported basis and 16.8% on a constant currency organic basis from the comparable prior-year period.
Balance Sheet and Liquidity
The Company’s Cash and cash equivalents were $95.2 million at September 30, 2023, and the Company generated $114.4 million in cash flow from operating activities during the third quarter of 2023. Additionally, the Company paid off its remaining outstanding debt during the third quarter of 2023.
2023 Financial Guidance
The Company forecasts 2023 revenue in the range of $1.870 billion to $1.890 billion, representing growth of 28.1% to 29.5% over 2022 revenue of $1.460 billion. GAAP net income for full year 2023 is forecasted in the range of $272.0 million to $276.0 million. Additionally, full year 2023 EBITDA is expected in the range of $353.0 million to $361.0 million. Based on forecasted 2023 revenue of $1.870 billion to $1.890 billion and GAAP net income of $272.0 million to $276.0 million, diluted earnings per share (GAAP) is forecasted in the range of $8.54 to $8.66. This guidance assumes a full year 2023 tax rate of 16.25% to 17.25% and does not reflect the potential impact of any share repurchases the Company may make after September 30, 2023.
2024 Financial Guidance
The Company forecasts 2024 revenue in the range of $2.150 billion to $2.200 billion. Full year 2024 EBITDA is expected in the range of $390.0 million to $415.0 million.
Conference Call Details
Medpace will host a conference call at 9:00 a.m. ET, Tuesday, October 24, 2023, to discuss its third quarter 2023 results.
To participate in the conference call, interested parties must register in advance by clicking on this link. While it is not required, it is recommended you join 10 minutes prior to the event start. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call.
To access the conference call via webcast, visit the “Investors” section of Medpace’s website at medpace.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call. A supplemental slide presentation will also be available at the “Investors” section of Medpace’s website prior to the start of the call.
About Medpace
Medpace is a scientifically-driven, global, full-service clinical contract research organization (CRO) providing Phase I-IV clinical development services to the biotechnology, pharmaceutical and medical device industries. Medpace’s mission is to accelerate the global development of safe and effective medical therapeutics through its high-science and disciplined operating approach that leverages regulatory and therapeutic expertise across all major areas including oncology, cardiology, metabolic disease, endocrinology, central nervous system and anti-viral and anti-infective. Headquartered in Cincinnati, Ohio, Medpace employs approximately 5,800 people across 41 countries as of September 30, 2023.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding our forecasted financial results and the effective tax rate used for non-GAAP adjustment purposes. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” “forecast,” “may,” “could,” “likely,”

“anticipate,” “project,” “goal,” “objective,” “potential,” “range,” “estimate,” “preliminary,” similar expressions, and variations or negatives of these words.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our financial condition, actual results, performance (including share price performance), or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the potential loss, delay or non-renewal of our contracts, or the non-payment by customers for services we have performed; the failure to convert backlog to revenue at our present or historical conversion rate(s); the failure to maintain or generate new business awards; fluctuation in our results between fiscal quarters and years; the risks and uncertainties related to disruptions to or reductions in business operations or prospects due to pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases such as coronavirus disease COVID-19; decreased operating margins due to increased pricing pressure or other factors; our failure to perform our services in accordance with contractual requirements, government regulations and ethical considerations; the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders; our failure to increase our market share, grow our business, successfully execute our growth strategies or manage our growth effectively; the impact of a failure to retain key executives or other personnel or recruit experienced personnel; the risks associated with our information systems infrastructure, including potential cybersecurity breaches and other disruptions which could compromise patient information or our information; adverse results from customer or therapeutic area concentration; the risks associated with doing business internationally, including the effects of tariffs and trade wars; the risks associated with the Foreign Corrupt Practices Act and other anti-corruption laws; future net losses; the impact of changes in tax laws and regulations; our failure to attract suitable investigators and patients to our clinical trials; the liability risks associated with our research and development services, including risks of liability resulting from harm to patients; inadequate insurance coverage for our operations and indemnification obligations; fluctuations in exchange rates; general economic conditions, including inflation, in the markets in which we operate, including financial market conditions; the impact of unfavorable economic conditions, including conditions caused by the uncertain international economic environment and current and future international conflicts; the impact of a natural disaster or other catastrophic event; negative outsourcing trends in the biopharmaceutical industry and a reduction in aggregate expenditures and research and development budgets; our inability to compete effectively with other CROs; the impact of healthcare reform; the impact of consolidation in the biopharmaceutical industry; our failure to comply with federal, state and foreign healthcare laws; the effect of current and proposed laws and regulations regarding the protection of personal data; our potential involvement in costly intellectual property lawsuits; actions by regulatory authorities or customers to limit the scope of indications related to or withdraw an approved drug, biologic or medical device from the market; and the impact of industry-wide reputational harm to CROs.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. If known or unknown risks or uncertainties materialize or if underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events, developments or circumstances cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
Certain financial measures presented in this press release, such as EBITDA and EBITDA margin, are not recognized under generally accepted accounting principles in the United States of America, or U.S. GAAP. Management uses EBITDA and EBITDA margin or comparable metrics as a measurement used in evaluating our operating performance on a consistent basis, as a consideration to assess incentive compensation for our employees, for planning purposes, including the preparation of our internal annual operating budget, and to evaluate the performance and effectiveness of our operational strategies.

EBITDA and EBITDA margin have important limitations as analytical tools and you should not consider them in isolation, or as a substitute for, analysis of our results as reported under U.S. GAAP. See the condensed consolidated financial statements included elsewhere in this release for our U.S. GAAP results. Additionally, for reconciliations of EBITDA and

EBITDA margin to our closest reported U.S. GAAP measures, refer to the appendix of this press release.
We believe that EBITDA and EBITDA margin are useful to provide additional information to investors about certain material non-cash and non-recurring items. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, because not all companies use identical calculations, this presentation of EBITDA and EBITDA margin may not be comparable to other similarly titled measures of other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. EBITDA is calculated as net income attributable to Medpace Holdings, Inc. before income tax expense, interest expense, net, depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by Revenue, net for each period. Our presentation of EBITDA and EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue, net	$492,499	$383,744	$1,387,441	$1,065,898
Operating expenses:
Direct service costs, excluding depreciation and amortization	164,364	136,648	473,958	394,200
Reimbursed out-of-pocket expenses	194,942	128,062	525,784	354,991
Total direct costs	359,306	264,710	999,742	749,191
Selling, general and administrative	41,407	35,418	118,838	97,999
Depreciation	6,329	4,951	17,707	13,928
Amortization	549	838	1,649	2,514
Total operating expenses	407,591	305,917	1,137,936	863,632
Income from operations	84,908	77,827	249,505	202,266
Other (expense) income, net:
Miscellaneous (expense) income, net	(1,602)	5,649	(2,198)	9,027
Interest expense, net	(105)	(1,584)	(2,332)	(2,078)
Total other (expense) income, net	(1,707)	4,065	(4,530)	6,949
Income before income taxes	83,201	81,892	244,975	209,215
Income tax provision	12,651	15,865	40,463	32,517
Net income	$70,550	$66,027	$204,512	$176,698
Net income per share attributable to common shareholders:
Basic	$2.30	$2.13	$6.65	$5.39
Diluted	$2.22	$2.05	$6.42	$5.18
Weighted average common shares outstanding:
Basic	30,629	31,009	30,723	32,791
Diluted	31,762	32,253	31,839	34,098

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands, except share amounts)
	As of
	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$95,207	$28,265
Accounts receivable and unbilled, net	292,773	253,404
Prepaid expenses and other current assets	60,901	52,293
Total current assets	448,881	333,962
Property and equipment, net	114,764	109,849
Operating lease right-of-use assets	144,147	139,068
Goodwill	662,396	662,396
Intangible assets, net	36,359	38,008
Deferred income taxes	59,343	48,083
Other assets	20,831	21,129
Total assets	$1,486,721	$1,352,495
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,023	$33,069
Accrued expenses	264,785	210,125
Advanced billings	518,755	462,729
Short-term debt	—	50,000
Other current liabilities	35,955	47,547
Total current liabilities	848,518	803,470
Operating lease liabilities	143,039	138,867
Deferred income tax liability	1,128	1,070
Other long-term liabilities	23,124	22,701
Total liabilities	1,015,809	966,108
Commitments and contingencies
Shareholders’ equity:
Preferred stock - $0.01 par-value; 5,000,000 shares authorized; no shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	—	—
Common stock - $0.01 par-value; 250,000,000 shares authorized at September 30, 2023 and December 31, 2022, respectively; 30,682,157 and 31,091,694 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	307	309
Treasury stock - 70,573 and 71,573 shares at September 30, 2023 and December 31, 2022, respectively	(12,322)	(12,497)
Additional paid-in capital	795,994	770,794
Accumulated deficit	(300,197)	(359,827)
Accumulated other comprehensive loss	(12,870)	(12,392)
Total shareholders’ equity	470,912	386,387
Total liabilities and shareholders’ equity	$1,486,721	$1,352,495

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Amounts in thousands)	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$204,512	$176,698
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	17,707	13,928
Amortization	1,649	2,514
Stock-based compensation expense	15,351	15,819
Noncash lease expense	14,579	13,460
Deferred income tax benefit	(11,308)	(2,126)
Other	821	(350)
Changes in assets and liabilities:
Accounts receivable and unbilled, net	(39,314)	(62,438)
Prepaid expenses and other current assets	(8,954)	(17,397)
Accounts payable	(921)	770
Accrued expenses	54,923	47,848
Advanced billings	56,026	73,286
Lease liabilities	(14,433)	(11,134)
Other assets and liabilities, net	(13,659)	488
Net cash provided by operating activities	276,979	251,366
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment expenditures	(26,662)	(27,636)
Other	30	(1,886)
Net cash used in investing activities	(26,632)	(29,522)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock option exercises	9,855	16,313
Repurchases of common stock	(144,020)	(800,667)
Proceeds from revolving loan	105,000	299,200
Payments on revolving loan	(155,000)	(159,500)
Net cash used in financing activities	(184,165)	(644,654)
EFFECT OF EXCHANGE RATES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	760	(7,487)
INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	66,942	(430,297)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — Beginning of period	28,265	461,304
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — End of period	$95,207	$31,007

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(Amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
RECONCILIATION OF GAAP NET INCOME TO EBITDA
Net income (GAAP)	$70,550	$66,027	$204,512	$176,698
Interest expense, net	105	1,584	2,332	2,078
Income tax provision	12,651	15,865	40,463	32,517
Depreciation	6,329	4,951	17,707	13,928
Amortization	549	838	1,649	2,514
EBITDA (Non-GAAP)	$90,184	$89,265	$266,663	$227,735
Net income margin (GAAP)	14.3%	17.2%	14.7%	16.6%
EBITDA margin (Non-GAAP)	18.3%	23.3%	19.2%	21.4%
FY 2023 GUIDANCE RECONCILIATION (UNAUDITED)

(Amounts in millions, except per share amounts)	Forecast 2023
	Net Income		Net income per diluted share
	Low	High	Low	High
Net income and net income per diluted share (GAAP)	$272.0	$276.0	$8.54	$8.66
Income tax provision	53.2	57.2
Interest expense, net	1.2	1.2
Depreciation	24.4	24.4
Amortization	2.2	2.2
EBITDA (Non-GAAP)	$353.0	$361.0